UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

TTM TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Current Report on Form 8-K/A to further amend our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 29, 2010 in order to update the disclosure required by Item 304 of Regulation S-K as it relates to KPMG LLP and our fiscal year ended December 31, 2010.

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously disclosed, on November 11, 2010, we determined to dismiss KPMG LLP as our independent registered public accounting firm upon completion of their audit of our financial statements as of and for the year ended December 31, 2010, and our internal control over financial reporting as of December 31, 2010, and the issuance of their reports thereon, and to seek the engagement of PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ending December 31, 2011. The decision was recommended and approved by the audit committee of our board of directors and approved by our board of directors. KPMG was notified of the decision on November 12, 2010. As anticipated, KPMG LLP was dismissed on March 15, 2010, upon issuance of their audit reports on our financial statements and internal control over financial reporting as of and for the fiscal year ended December 31, 2010. Also on March 14, 2011, our audit committee engaged PricewaterhouseCoopers to audit our financial statements for the fiscal year ending December 31, 2011.

During the fiscal years ended December 31, 2010 and 2009 and the subsequent interim period through March 15, 2011, there were no (i) disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their audit report to the subject matter of the disagreements, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on our consolidated financial statements as of and for the fiscal years ended December 31, 2010 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that KPMG’s report on our financial statements for the year ended December 31, 2009 did contain a separate paragraph stating:

“As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for uncertainties in income taxes effective January 1, 2007, due to the adoption of Financial Accounting Standards Board (FASB) Interpretation 48, “Accounting for Uncertainty in Income Taxes”, included in ASC Subtopic 740-10, “Income Taxes — Overall”. Also discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for convertible debt instruments effective January 1, 2009, due to the adoption of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, included in ASC Subtopic 470-20, “Debt with Conversion and Other Options”, and the consolidated financial statements have been adjusted for the retrospective application of this standard.”

We adopted the accounting methods discussed in the paragraph above in order to adhere to U.S. generally accepted accounting principles.

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report contained an explanatory paragraph stating that:

“The Company acquired the PCB subsidiaries from Meadville Holdings Limited (PCB Subsidiaries) during 2010, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, the acquired PCB Subsidiaries internal control over financial reporting associated with total assets of $1.3 billion and total revenues of $597.8 million included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2010. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the acquired PCB Subsidiaries.”

We have requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements made by us. A copy of this letter is attached to this Form 8-K/A as Exhibit 16.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.	Description
16	Letter of KPMG LLP to the Securities and Exchange Commission dated March 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2011	TTM TECHNOLOGIES, INC.

	By:	/s/ Steven W. Richards

Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter of KPMG LLP to the Securities and Exchange Commission dated March 18, 2011.